Registration No. 333-123765
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    --------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                    --------

                              COMMUNITY BANKS, INC.
             (Exact name of registrant as specified in its charter)

                                    --------


 Pennsylvania                       6022                        23-2251762
-------------                 ------------------                ----------
(State or other               (Primary Standard              (I.R.S. Employer
jurisdiction of          Industrial Classification No.)     Identification No.)
incorporation or
organization)

                    750 East Park Drive, Harrisburg, PA 17111
               (Address of Principal Executive Offices) (Zip Code)
                                    --------


                     Donald F. Holt, Chief Financial Officer
                              Community Banks, Inc.
                               750 East Park Drive
                         Harrisburg, Pennsylvania 17111
                     (Name and address of agent for service)

                                 (717) 920-1698
          (Telephone number, including area code, of agent for service)
                                 --------------



                        Copies of all communications to:

     Timothy A. Hoy, Esquire                        Clinton W. Kemp, Esquire
     Mette, Evans & Woodside                              Stevens & Lee
     3401 North Front Street                    25 North Queen Street, Suite 602
      Harrisburg, PA 17110                                P.O. Box 1594
                                                    Lancaster, PA 17608-1594

         Pursuant to Registration Statement No. 333-123765 on Form S-4, Community Banks, Inc., a Pennsylvania corporation, registered 11,095,978 shares of its common stock, $5.00 par value, and associated stock purchase rights, issuable pursuant to an Agreement between the Registrant and PennRock Financial Services Corp. dated as of November 16, 2004, which Agreement provided for the merger of PennRock Financial Services Corp. with and into Registrant, with Registrant surviving the merger. The Registrant hereby removes from registration 241,543 shares of its common stock, and associated stock purchase rights, that remain unissued after completion of the merger.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harrisburg, Commonwealth of Pennsylvania, on this 24th day of August, 2005.


                                            COMMUNITY BANKS, INC.
                                            (Registrant)


August 24, 2005
                                            /s/ Donald F. Holt
                                            -----------------------------
                                            Donald F. Holt
                                            Executive Vice President and
                                            Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



         Signature                          Title
         ---------                          -----

  /s/  Eddie L. Dunklebarger                President, Chairman and CEO                August 24, 2005
--------------------------------            (Principal Executive Officer)
        (Eddie L. Dunklebarger)             Director

  /s/ Donald F. Holt                        Ex. Vice President and                     August 24, 2005
--------------------------------            Chief Financial Officer
        (Donald F. Holt)                    (Principal Financial Officer and
                                            Principal Accounting Officer)

  /s/ Ronald E. Boyer*                      Director                                   August 24, 2005
--------------------------------
        (Ronald E. Boyer)

                                            Director                                   August 24, 2005
--------------------------------
        (Sandra J. Bricker)

/s Peter DeSoto*                            Director                                   August 24, 2005
--------------------------------
        (Peter DeSoto)

                                            Director                                   August 24, 2005
--------------------------------
        (Aaron S. Kurtz)


                                       3





/s/ Earl L. Mummert*                        Director                                   August 24, 2005
--------------------------------
        (Earl L. Mummert)

/s/ Scott J. Newkam*                        Director                                   August 24, 2005
--------------------------------
        (Scott J. Newkam)

                                            Director                                   August 24, 2005
--------------------------------
        (Melvin Pankuch)


/s/ Robert W. Rissinger*                    Director                                   August 24, 2005
--------------------------------
        (Robert W. Rissinger)

                                            Director                                   August 24, 2005
--------------------------------
        (Christine Sears)


/s/ Allen Shaffer*                          Director                                   August 24, 2005
--------------------------------
        (Allen Shaffer)

/s/ John W. Taylor, Jr.*                    Director                                   August 24, 2005
--------------------------------
        (John W. Taylor, Jr.)

/s/ James A. Ulsh*                          Director                                   August 24, 2005
--------------------------------
        (James A. Ulsh)

                                            Director                                   August 24, 2005
--------------------------------
        (Dale M. Weaver)

                                            Director                                   August 24, 2005
--------------------------------
        (Glenn H. Weaver)

                                            Director                                   August 24, 2005
--------------------------------
        (Robert K. Weaver)


*By /s/Donald F. Holt
    ------------------
     Donald F. Holt
     Attorney-in-Fact

